EXHIBIT 23.1
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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated January 26, 2001 included in ON Technology Corporation's Amendment No. 1 to Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in or made a part of this registration statement.


/s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
January 28, 2002